SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Immunomedics, Inc.

(Name of Registrant as Specified In Its Charter)

venBio Select Advisor LLC

Behzad Aghazadeh

Scott Canute

Peter Barton Hutt

Khalid Islam

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act
Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2)	Form, Schedule or Registration Statement No.:

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venBio Encourages Stockholders to Vote for Change

venBio Responds to Misleading Comments from Immunomedics

Reminds Immunomedics Stockholders to Take Advantage of Last Chance to Make Their Voices Heard

Vote on the GOLD Proxy Card to Elect venBio’s Four Independent and Highly-Qualified Nominees

NEW YORK (March [2], 2017) – venBio Select Advisor LLC (“venBio”), the beneficial owner of approximately 10.5 million shares, or 9.9%, of Immunomedics, Inc. (NASDAQ: IMMU) (“Immunomedics” or the “Company”) and its largest stockholder, today issued the following statement to Immunomedics stockholders in connection with venBio’s nomination of four highly-qualified candidates for election to the Company’s Board of Directors (the “Board”) at the upcoming 2016 Annual Meeting of Stockholders, which is currently scheduled to be held on March 3, 2017.

Dr. Behzad Aghazadeh, Managing Partner and portfolio manager at venBio, said: “Unfortunately, Immunomedics continues to attempt to mislead stockholders, as they have over the course of this campaign. The settlement conversation alluded to in their press release today simply did not occur as described. In reality, we told the Company’s legal counsel yesterday evening that given how close we now are to the Annual Meeting, we felt it was best to proceed with the vote and allow the will of the stockholders to be heard.

With the Annual Meeting being held tomorrow, it is critical for stockholders to have their say and elect a slate of directors that possess an optimal mix of pharmaceutical development background, commercial manufacturing expertise and the pharmaceutical deal making experience necessary to create lasting value at Immunomedics. venBio’s four nominees – Peter Barton Hutt, Scott Canute, Dr. Khalid Islam, and me – will bring a culture of strong oversight and effective management to the Board of Immunomedics.

It’s time that the incumbent Board and management be held accountable. Regardless of the number of shares of stock you hold, your vote is crucial to achieving optimal value and protecting the best interests of all Immunomedics stockholders.”

Vote now on the GOLD proxy card for all four of venBio’s highly-qualified nominees – Peter Barton Hutt, Scott Canute, Dr. Khalid Islam, and Dr. Behzad Aghazadeh.

IMPORTANT INFORMATION REGARDING THE VOTING PROCESS

Tell your Board what you think! Your vote is important. No matter how many shares of Common Stock you own, please give venBio your proxy FOR the election of venBio’s nominees.

In a proxy contest, only the latest dated proxy card or instruction form counts, and proxies are revocable at any time prior to the Annual Meeting. Please note that a vote against the Company’s nominees on the White card is not the same as a vote for venBio’s nominees using the GOLD proxy card or voting instruction form. To support venBio’s four nominees, you must vote the GOLD proxy card or instruction form. If you have previously voted on management’s White proxy card, a vote on the GOLD proxy card or instruction form will count as long as it is your latest dated vote.

If you have already voted any GOLD proxy card or instruction form previously sent to you and have not accumulated additional shares since that vote, your vote will automatically transfer to the new GOLD proxy card or instruction form as of the January 24, 2017 record date and no additional action is required. If you have accumulated additional shares, you will have to take action on the new GOLD proxy card or instruction form in order to have your full share position voted. To vote the “GOLD proxy card” please follow the instructions on the voting instruction form sent to you and vote electronically on www.proxyvote.com or by phone with the number provided on the bottom of the GOLD form. In order to vote electronically, you will need to locate your control number, which will be the 16 digit number located inside a rectangular box on the right hand side of the voting instruction form. Alternatively, you can return the GOLD voting instruction form by mail in the postage paid envelope provided to you.

If you have not received your GOLD proxy card or own less than 5,000 shares in any of your accounts, to vote these shares please follow these steps:

1. Call your broker and request that your broker provide you with the 16 digit control number for all of your accounts for the venBio GOLD proxy card regarding the Immunomedics meeting

2. Once you have all of your control numbers go to www.proxyvote.com type in the control number and vote the GOLD proxy card

If you require additional assistance to vote your IMMU shares, please call Okapi Partners at (855) 305-0857.

(212) 297-0720

Stockholders Call Toll-Free at: (855) 305-0857

E-mail: info@okapipartners.com

About venBio Select Advisor LLC
venBio Select Advisor LLC (“venBio Select”) is the SEC registered investment manager for venBio’s public markets strategy and its main equity investment vehicle – the venBio Select Fund – which primarily invests across the biotechnology and therapeutics sector. The venBio Select Fund is managed by Dr. Behzad Aghazadeh, supported by a team of seasoned professionals with advanced medical and scientific backgrounds, and extensive investment experience in the biopharmaceutical industry. The investment and business operations for venBio Select are based in New York. venBio’s separate venture capital team operates and manages their funds from San Francisco, partnering with industry leaders to build biotechnology companies with a focus on novel therapeutics for unmet medical needs.

Investor Contact

Okapi Partners LLC

Bruce H. Goldfarb / Lydia Mulyk, (212) 297-0720 or Toll-free (855) 305-0857

info@okapipartners.com

Media Contact

Sloane & Company

Dan Zacchei / Joe Germani, 212-486-9500

dzacchei@sloanepr.com / jgermani@sloanepr.com

About the Proxy Solicitation

venBio Select Advisor LLC, Behzad Aghazadeh, Scott Canute, Peter Barton Hutt and Khalid Islam (collectively, the “Participants”) have filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and accompanying form of proxy to be used in connection with the solicitation of proxies from the stockholders of Immunomedics (the “Company”). All stockholders of the Company are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Participants, as they contain important information, including additional information related to the Participants. The definitive proxy statement and an accompanying proxy card is being furnished to some or all of the Company’s stockholders and is, along with other relevant documents, available at no charge on the SEC website at http://www.sec.gov/ or from Okapi Partners at 212-297-0720 or info@okapipartners.com.

Information about the Participants and a description of their direct or indirect interests by security holdings is contained in the definitive proxy statement on Schedule 14A filed by the Participants with the SEC on December 6, 2016. This document is available free of charge from the sources indicated above.

Warning Regarding Forward Looking Statements

THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS. FORWARD LOOKING STATEMENTS CAN BE IDENTIFIED BY USE OF WORDS SUCH AS "OUTLOOK", "BELIEVE", "INTEND", "EXPECT", "POTENTIAL", "WILL", "MAY", "SHOULD", "ESTIMATE", "ANTICIPATE", AND DERIVATIVES OR NEGATIVES OF SUCH WORDS OR SIMILAR WORDS. FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE ARE BASED UPON PRESENT BELIEFS OR EXPECTATIONS. HOWEVER, FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR AS A RESULT OF VARIOUS RISKS, REASONS AND UNCERTAINTIES. EXCEPT AS REQUIRED BY LAW, VENBIO AND ITS AFFILIATES AND RELATED PERSONS UNDERTAKE NO OBLIGATION TO UPDATE ANY FORWARD LOOKING STATEMENT, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE DEVELOPMENTS OR OTHERWISE.